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                                                                   EXHIBIT 6(a)

                               RESTATED CHARTER

                                      OF

                   THE UNITED STATES LIFE INSURANCE COMPANY
                            IN THE CITY OF NEW YORK


Under Section 807 of the Business Corporation Law and Section 1206 of the Insurance Law.

     We, the undersigned, Gordon E. Crosby, Jr., and Walter A. Denby, being respectively the Chairman of the Board and the Corporate Secretary of The United States Life Insurance Company in the City of New York, hereby certify

     1. The name of the corporation is The United States Life Insurance Company in the City of New York.

     2. The corporation was incorporated pursuant to the Act of April 10, 1849, being Chapter 308 of the Laws of the State of New York. The Charter of this corporation was filed with the Secretary of State on January 26, 1850.

     3. The text of the Charter, as amended theretofore is hereby restated without further amendment or change to read as herein set forth in full as follows:

                                   ARTICLE I
                                     NAME

     The name of the Company shall be The United States Life Insurance Company in the City of New York.

                                   ARTICLE II
                                PRINCIPAL OFFICE

     The Company shall be located and have its principal place of business in the City and State of New York.

                                  ARTICLE III
                              NATURE OF BUSINESS

     Section 1. The kinds of insurance to be transacted by the Company shall be "Life insurance", "Annuities", "Accident and Health insurance", as specified in paragraphs 1, 2 and 3 of Section 46 of the Insurance Law of the State of New York, as now or hereafter amended,
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together with any other kind or kinds of business necessarily or properly incidental to the kinds of insurance business which the Company is authorized to do.

     Section 2. The Company shall also have the general rights, powers and privileges of a corporation, as the same now or hereafter are declared by the laws of the State of New York, and any and all other rights, powers and privileges now or hereafter granted by the laws of the State of New York to stock life insurance companies having power to do the kinds of business hereinabove referred to.

                                  ARTICLE IV
                         EXERCISE OF CORPORATE POWERS

     The corporate powers of the Company shall be exercised by a Board of Directors and such committees, officers and agents as the Board of Directors may appoint, authorize or elect.

                                   ARTICLE V
                                    BY-LAWS

     The Board of Directors shall have power to make such by-laws, rules and regulations as it may deem necessary or proper for the regulation of the business affairs of the Company not inconsistent with this Charter or the laws of the State of New York, and to alter, amend, rescind or suspend any by-laws, rules and regulations of the Company by a majority vote of the entire Board of Directors.

                                  ARTICLE VI
                                   DIRECTORS

     Section 1. The full Board of Directors shall be elected annually by the stockholders at their annual meeting held on the third Tuesday in May of each year unless such day be a legal holiday in which event it shall be held on the next succeeding business day not a legal holiday. Every stockholder possessing the right to vote shall be entitled to one vote, in person or by proxy duly authorized in writing, for each share of Capital Stock standing in his name on the books of the Company.

     Section 2. The Board of Directors of the Company shall consist of such number of directors as may be fixed from time to time by the By-Laws, provided that in no event shall the number be less than thirteen nor more than twenty-five.

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     Section 3.  At all times the majority of the directors shall be citizens and residents of the State of New York or of the adjoining states, and at least three directors shall be residents of this State.

     Section 4. A director need not be a stockholder or a policyholder of the Company.

     Section 5. Vacancies in the Board of Directors shall be filled as provided in the By-Laws.

     Section 6. Members of the Board of Directors shall continue in office until the election or appointment of their successors.

                                  ARTICLE VII
                                   OFFICERS

     The Board of Directors shall elect the officers of the Company at the times and in the manner provided in the By-Laws. Vacancies may be filled at any meeting of the Board of Directors.

                                 ARTICLE VIII
                                 CAPITAL STOCK

     Section 1. The authorized Capital of the Company shall be Three Million Nine Hundred Sixty-One Thousand Three Hundred Sixteen Dollars ($3,961,316), represented by One Million Nine Hundred Eighty Thousand Six Hundred Fifty Eight (1,980,658) shares of Capital Stock of the par value of Two Dollars ($2.00) per share, which shall be personal property transferable on the books of the Company, according to law and the By-Laws of the Company.

     Section 2. The holders of the Capital Stock shall be entitled to receive dividends on the amount of stock held by them respectively in such amounts and at such times as the same may be declared by the Board of Directors out of the surplus of the Company, applicable thereto under and pursuant to the laws of the State of New York.

                                  ARTICLE IX
                                INDEMNIFICATION

     The Company will provide indemnity to its directors and officers to the fullest extent allowed by law as set forth in the By-Laws, as such By-Laws may be amended from time to time. The Board of Directors in its discretion shall have power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate is or was an employee of the Company.

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                                   ARTICLE X
                      LIMITATION OF  DIRECTORS' LIABILITY

     No Director of the Company shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a Director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a Director if a judgment or other final adjudication adverse to the Director establishes that the Director's acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions which (a) the Director knew or reasonably should have known violated the Insurance Law or (b) violated a specific standard of care imposed on Directors directly, and not by reference, by a provision of the Insurance Law, or a regulation promulgated thereunder, or constituted a knowing violation of any other law or that the Director personally gained in fact a financial profit or other advantage to which the Director was not legally entitled; or (ii) the liability of a Director for any act or omission prior to the adoption of this amendment by the shareholders of the Company.

                                  ARTICLE XI
                            DURATION OF THE COMPANY

     The duration of the Company shall be perpetual.

     4.   This Restatement of the Charter was authorized by the shareholder.

     IN WITNESS WHEREOF, the undersigned hereby affirm that the statements made herein are true under the penalties of perjury this 11th day of January, 1990.



                              /s/ Gordon E. Crosby, Jr.
                              -------------------------------------------------
                              Gordon E. Crosby, Jr.
                              Chairman of the Board


                              /s/ Walter A. Denby
                              -------------------------------------------------
                              Walter A. Denby
                              Secretary

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